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                                                                   EXHIBIT 10.25
                        [OrthAlliance, Inc. Letterhead]



December 15, 2000

Personal and Confidential

Mr. Stephen M. Toon
[Address omitted]

Dear Steve:

As we have discussed, if you remain a full-time employee of OrthAlliance, Inc. ("Company") through at least September 15, 2001, then the Company will pay you a bonus of Seventy-Five Thousand ($75,000), subject to applicable withholdings ("Stay Bonus"). The other terms of your Employment Agreement dated May 22, 1998, as amended by that Amendment dated May 22, 2000 remain unchanged. If the Company terminates your employment before September 15, 2001 for any reason other than for cause, you will receive the Stay Bonus at the time of termination in addition to any applicable severance and other benefits.

Please indicate your agreement to the foregoing by signing and returning a copy of this letter to me.

Sincerely,

OrthAlliance, Inc.


By:        /s/ W. Dennis Summers
   -----------------------------------------
      W. Dennis Summers, President and CEO

Agreed:


           /s/ Stephen M. Toon
- --------------------------------------------
               Stephen M. Toon
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                                 SCHEDULE 10.25


        OrthAlliance, Inc. ("OrthAlliance") has entered into agreements substantially identical to Exhibit 10.25 as follows:

   1. Letter Agreement dated as of December 15, 2000 by and between OrthAlliance and Paul H. Hayase. Material detail in which this agreement differs from
      Exhibit 10.25 is that Mr. Hayase's Stay Bonus is $100,000.

   2. Letter Agreement dated as of December 15, 2000 by and between OrthAlliance and James C. Wilson.